GENERAL MUNICIPAL MONEY MARKET FUNDS, INC.

                            ARTICLES OF AMENDMENT

          GENERAL MUNICIPAL MONEY MARKET FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the

"Corporation"), hereby certifies to the State Department of Assessments and

Taxation of Maryland that:



          FIRST:         The charter of the Corporation is hereby amended to

provide that any Class A and Class B shares of the Corporation's General

Minnesota Municipal Money Market Fund that are issued and outstanding immediately prior to these Articles of Amendment becoming effective be canceled and, until thereafter reclassified, shall be authorized but unissued Class A and Class B shares, respectively of General Minnesota

Municipal Money Market Fund.



          SECOND:   The foregoing amendment to the charter of the

Corporation was duly authorized and advised by the Board of Directors of the

Corporation in accordance with the Corporation's charter.



          IN WITNESS WHEREOF, General Municipal Money Market Funds, Inc.,

has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, as of the 15 day of May, 2002.



                              GENERAL MUNICIPAL MONEY MARKET
                                   FUNDS, INC.



WITNESS:                  By  /s/ Mark N. Jacobs
                          :
                             Mark N. Jacobs
                             Vice President
/s/ Michael A. Rosenberg
Michael A. Rosenberg
Assistant Secretary
                                 CERTIFICATE



          THE UNDERSIGNED, Vice President of General Municipal Money Market

Funds, Inc. (the "Corporation"), who executed on behalf of said Corporation the foregoing Articles of Amendment of said Corporation, of which this

Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation, and certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein relating to the authorization and approval are true in all material respects, under the penalties of perjury.




Dated:    May 15, 2002           GENERAL MUNICIPAL MONEY MARKET
                                      FUNDS, INC.


                                 /s/ Mark N. Jacobs
                                 Mark N. Jacobs
                                 Vice President